EXHIBIT 6

                        REGISTRATION RIGHTS AGREEMENT

                    THIS REGISTRATION RIGHTS AGREEMENT (the
          "Agreement") made and entered into this 16th day of October, l995, by and between PhoneTel Technologies, Inc. ("PhoneTel"), an Ohio corporation, and Public Telephone
          Corporation ("PTC"), an Indiana corporation.

                    WHEREAS, PhoneTel, PhoneTel II, Inc. ("Sub"), an Ohio corporation, a wholly-owned subsidiary of PhoneTel and PTC are parties to the Agreement and Plan of Merger of even date herewith (the "Merger Agreement") pursuant to which PTC will merge with and into Sub (the "Merger") and the shareholders of PTC will receive shares of PhoneTel common stock $.0l par value ("PhoneTel Common Shares").

                    WHEREAS, the shareholders of PTC have requested that, in connection with the Merger Agreement, PhoneTel provide a means of registering PhoneTel Common Shares under the Securities Act of 1933, as amended (the "Securities Act"), and PhoneTel is willing to provide such registration as provided herein;

                    NOW, THEREFORE, in consideration of the
          premises and the agreements herein contained, the parties hereto agree as follows:

                    1.  Shelf Registration.  As promptly as
          practicable, PhoneTel shall file and use all reasonable efforts to cause to be declared effective a "shelf" registration statement (the "Shelf Registration Statement") on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Securities and Exchange Commission (the "SEC") under the Securities Act for all the PhoneTel Common Shares (i) issued in connection with the Merger or (ii) issued or distributed in respect of such PhoneTel Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise (collectively such PhoneTel Common Shares shall hereinafter be referred to as the "Registrable Securities"), which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; provided, however, that PhoneTel's obligations under this Section 1 shall not commence until the later of (i) 90 days following the closing of a public primary equity offering by PhoneTel or (ii) such later date acceptable to the managing underwriter or underwriters, if any, of such offering. PhoneTel agrees to use its best efforts to keep the Shelf Registration Statement continuously effective and usable for resale of Registrable Securities, for a period of twenty-four (24) months from the date on which the SEC declares the Shelf Registration Statement effective or such shorter period which will terminate when all the Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities (such period shall hereinafter be referred to as the "Effective Period"); provided, however, that PhoneTel may elect that the Shelf Registration Statement not be usable during any Blackout Period (as defined in Section 2 below).

                    2.  Blackout Period.  PhoneTel shall be
          entitled to elect that the Shelf Registration Statement not be usable, for a reasonable period of time, but not in excess of 90 days (a "Blackout Period"), if PhoneTel determines in good faith that the use of the Shelf Registration Statement or related prospectus) would interfere with any pending financing, acquisition, corporate reorganization or any other corporate development involving PhoneTel or any of its subsidiaries or would require premature disclosure thereof and promptly gives the holders of Registrable Securities written notice of such determination, containing a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; provided, however, that the aggregate number of days included in all Blackout Periods during any consecutive 12 months during the Effective Period shall not exceed 180 days.

                    3.  Piggyback Registrations.

                               (a)  Right to Piggyback.  Whenever
                PhoneTel proposes to register any of its equity securities under the Securities Act (other than the first registration after the date hereof) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), PhoneTel will give prompt written notice (in any event within five business days after its receipt of notice of any exercise of other demand registration rights) to all holders of Registrable Securities of its intention to effect such a registration and will, subject to paragraphs (b), (c) and (d) below, include in such registration all Registrable Securities with respect to which PhoneTel has received written requests for inclusion therein within 15 days after the receipt of PhoneTel's notice.

                               (b)  Priority on Primary
                Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of PhoneTel (whether or not also on behalf of holders of PhoneTel's securities), and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities PhoneTel proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares then owned by such holders, and
                (iii) third, other securities requested to be included in such registration.

                               (c)  Priority on Secondary
                Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of PhoneTel's securities, and the managing underwriters advise PhoneTel in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, PhoneTel will include in such registration (i) first, the securities requested to be included therein by the holders demanding such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among such holders on the basis of the number of shares then owned by each such holder and (iii) third, other securities requested to be included in such registration.

                               (d)  Nothing in this Section 3 will
                prohibit PhoneTel from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate the registration related thereto.

                    4. Selection of Underwriters. If any offering pursuant to a Registration Statement is an underwritten offering, PhoneTel will select a managing underwriter or underwriters to administer the offering.

                    5. Registration Expenses. PhoneTel will pay all of its expenses in connection with the registration of Registrable Securities (including registration and filing fees, printing costs, listing fees and the fees and expenses of its counsel), and each holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such holder's Registrable Securities pursuant to any registration statement filed pursuant to paragraph (a) or
          (b) above (a "Registration Statement").

                    6.  Indemnification; Contribution.

                         (a)  Indemnification by PhoneTel.
               PhoneTel agrees to indemnify each holder of Registrable Securities, the underwriters thereof, their respective officers and directors and each Person who controls any of the foregoing (within the meaning of the Securities Act), and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any prospectus or preliminary prospectus, or any amendment or supplement to any of the foregoing or
               (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or a preliminary prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with information with respect to such indemnified party furnished in writing to PhoneTel by such indemnified party or its counsel expressly for use therein. Notwithstanding the foregoing provisions of this paragraph (a), PhoneTel will not be liable to any holder of Registrable Securities, any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such holder or underwriter (within the meaning of the Securities Act), under the indemnity agreement in this paragraph (a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such holder's or other Person's failure to send or give a copy of the final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and PhoneTel has previously furnished copies thereof to such holder.

                         (b)  Indemnification by Holders of
               Registrable Securities. In connection with the Registration Statement, each holder will furnish to PhoneTel in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such holder, as PhoneTel reasonably requests for use in such Registration Statement or the related prospectus and agrees to indemnify and hold harmless PhoneTel, all other prospective holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such holder furnished in writing to PhoneTel by such holder or its counsel specifically for inclusion therein.

                         (c)  Conduct of Indemnification
               Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 6 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which will not be unreasonably withheld).

                         (d)  Contribution.  If the indemnification
               from the indemnifying party provided for in this
               Section 6 is unavailable to the indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph
               (c) above, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

                         The parties hereto agree that it would not
               be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                         If indemnification is available under this
               Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 6(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this paragraph (d).

                    7.  Participation in Underwritten
          Registrations. No holder of Registrable Securities may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by PhoneTel in its reasonable discretion and
          (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

                    8.  Rule 144.  For a period of three years
          following the date hereof (or such shorter period as may permit the sale of Registrable Securities under Rule 144 under the Securities Act without regard to the requirement of "current public information"), PhoneTel covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the SEC thereunder (or, if PhoneTel is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, PhoneTel will deliver to such holder a written statement as to whether it has complied with such requirements.

                    9.  Remedies.  Each holder of Registrable
          Securities in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

                    10.  Parties in Interest; No Third Party
          Beneficiaries.

                    (a)  This Agreement shall be binding upon,
          inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. This Agreement and the rights and obligations of PTC, PhoneTel and the shareholders of PTC hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties.

                    (b) This Agreement is not intended, nor shall it be construed, to confer any rights or remedies under or by reason of this Agreement upon any person except the parties hereto, the shareholders of PTC and their heirs, successors and permitted assigns.

                    11. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. This Agreement supersedes all prior agreements, arrangements and understandings of the parties with respect to such subject matter.

                    12.  Counterparts.  This Agreement may be
          executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                    13. Headings. The section headings contained in this Agreement arte for convenience only and shall not control or affect in any way the meaning or interpretation of the provisions of this Agreement.

                    14.  Governing Law.  This Agreement shall be
          governed by and construed in accordance with the laws of the State of Missouri without giving effect to the conflicts of law principles of such jurisdiction.

                    15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of delivery if personally delivered or telecopied (with confirmation of receipt), the next day, if delivered by nationally-recognized overnight express service, or five (5) days, if sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

                    (a)  If to PhoneTel to:

                         PhoneTel Technologies, Inc.
                         650 Statler Office
                         1127 Euclid Avenue
                         Cleveland, Ohio 44115
                         Telephone Number:  (216) 241-2555
                         Facsimile Number:  (216) 241-2574
                         Attn:  Daniel Moos

                         with copy to:

                         Skadden, Arps, Slate, Meagher & Flom
                         919 Third Avenue
                         New York, NY 10022
                         Telephone Number:  (212) 735-3000
                         Facsimile Number:  (212) 735-2000
                         Attn:  N.J. Terris, Esq.

                    (b)  If to PTC:

                         Thomas J. Martin
                         6752 Covington Creek Trail
                         Fort Wayne, IN 46804
                         (219) 632-2455

                         with copy to:

                         Shambaugh, Kast, Beck & Williams
                         600 Standard Federal Plaza
                         P. O. Box 11648
                         Fort Wayne, IN 46859-1648
                         (219) 423-1430
                         Attention:  Edward E. Beck

          or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, provided that notice of a change of address shall be deemed given only upon receipt.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, on the day and year first above written.
                                   PUBLIC TELEPHONE CORPORATION

                                   By:
                                        Thomas J. Martin, President

                                        PHONETEL TECHNOLOGIES, INC.

                                        By:
                                             Name:
                                             Title: